Exhibit 99.3

Jonathan Rothberg

Hi, I am Jonathan Rothberg. Thanks for joining today. I like to say the best way to predict the future is to make it, and today, I am going to tell you about how we are building a future of digital surgery by combining Hyperfine’s first portable MRI with Liminal’s first advanced brain monitor with the expertise and resources of HealthCor. Together this will form the hub for the future of digital surgery. I’m going to turn it over to the team to tell you more.

Chris Gaulin

Thank you, Dr. Rothberg. I am Chris Gaulin, CEO of HealthCor Catalio Acquisition Corp, and a Partner at HealthCor Management. I am thrilled to discuss the three-way merger between HealthCor Catalio, Hyperfine, and Liminal. And I speak for everyone here at HealthCor when I say that we could not be more excited to partner with Dr. Rothberg, given his incredible innovation track record over many decades. And as you’re going to see, this innovation is core to both the Hyperfine and Liminal story. The agenda today is as follows. I am going to give a brief overview of the transaction, then executive chairman Scott Huennekens will discuss the companies’ visions and why combining the two is so important to maximizing value, and then Hyperfine CEO Dave Scott will walk through the vision, the execution plan, and the financials.

So let me just give you a few words of background on HealthCor and our SPAC. HealthCor was founded in 2005, and we currently manage about $3 billion in assets under management. We firmly believe that we have one of the deepest, most experienced teams in public market healthcare investing. And over HealthCor’s history, one of the most profitable areas where we have deployed capital has been in identifying disruptive technologies that target large market opportunities, specifically in the medtech sector. The goal with our SPAC was to leverage this historical strength in medtech and find a business combination partner that fit these criteria.

Our SPAC, HealthCor Catalio Acquisition Corp., went public in January. We raised 207 million dollars of total capital without warrant coverage and had an impressive list of participating shareholders. We also made sure that our SPAC board of directors had significant experience, and I’ll specifically mention Mike Weinstein, who is currently the head of strategy at Medtronic, and Taylor Harris, who was the CFO at MyoCardia, and prior to that CFO at Zeltiq, and Thoratec.

Hyperfine and Liminal perfectly fit the criteria I outlined earlier. Hyperfine has an FDA cleared, commercially launched, and reimbursed product that is just starting to disrupt the 23 billion dollar MR imaging market. The Hyperfine business model requires very little upfront investment by the hospital and can generate a steady, recurring stream of revenue as units are placed. The ROI on the system for the healthcare facility is therefore extremely attractive. And perhaps most critically, the Hyperfine MRI machine facilitates a completely new use-case for where MRIs can be performed. And the business model, therefore, doesn’t require facilities to take out any previously invested capital. Hyperfine is additive to the MRIs that facilities are performing currently, and the machine’s portability opens up numerous channels outside of the hospital.

On the Liminal side, Liminal is developing a non-invasive brain monitoring device that has the potential to transform how brain monitoring will be conducted. Non-invasive brain monitoring does not exist today, and its absence is a major impediment to patient care. And we believe Liminal has the potential to become just as ubiquitous and non-invasive as cardiac monitoring is today. The combined company has an extremely long growth runway, and this transaction capitalizes the business to aggressively pursue both the commercial execution and the R&D and pipeline investment.

Moving on to the transaction details. HealthCor Catalio Acquisition Corp. is merging with both Hyperfine and Liminal in a transaction valued at 581 million dollars. The company will take the Hyperfine name. HealthCor Catalio Acquisition Corp. intends to contribute 207 million in cash and raise 126 million through the PIPE placement. With the existing cash on Hyperfine’s balance sheet, the combined company is expected to have 375 million in total cash to attack the market opportunity, which Scott and Dave will walk through. The cash is expected to take the company to cash flow breakeven in 2025. And lastly, I’ll note that all shareholder equity is being rolled over in this transaction.

So lastly, before I turn it over, just a couple of words on valuation. We think the deal is attractively priced. The combined Hyperfine-Liminal value is just under 11x 2023 revenue on an EV to revenue basis. We note here that essentially all of the projected 2023 revenue will be derived from the Hyperfine portable MRI device, implying the valuation on Hyperfine of 8.5x 2023 revenue, well below peers with slower growth rates. Liminal has the potential to fundamentally change brain monitoring, which we believe will generate substantial value over time as the product is brought to the market.

Again, we are extremely excited to announce this transaction with Hyperfine and Liminal, and to have the opportunity to partner with Dr. Rothberg and the entire team. And with that, I’ll turn it over to Hyperfine executive chairman, Scott Huennekens.

Scott Huennekens, Executive Chairman

Thanks, Chris. I am now going to share the Hyperfine vision before turning this over to CEO Dave Scott to discuss Hyperfine in more detail. As Dr. Rothberg said in his opening, the best way to predict the future is to make it, which he has with multiple successful companies. Part of Dr. Rothberg’s vision is to use the advances in technology – namely computing power, micro-electronics, connectivity, big data, and AI to democratize technologies in life sciences to make solutions better, smaller, cheaper, and more accessible to clinicians and physicians globally. We are doing the same here at Hyperfine.

I have worked in the Life Sciences industry now for 30 years, and I have been involved with a number of successful, disruptive companies with billion dollar plus exits and IPOs. Whether Volcano, Verb Surgical, or Acutus, these have all been platforms at the interplay of imaging, and navigation. I am more excited about Hyperfine than any of them. First of all, it is now possible to build solutions that include the device or devices, connectivity, big data, and AI. We are doing this at Hyperfine with our ecosystem of imaging, sensing, and guided intervention. On top of the opportunities created by this platform or this ecosystem – it’s in one of the most exciting sectors within medtech: the brain. The brain is poised for explosive clinical advancement in the next 10 years. The brain is where the heart was 30 years ago. And we all know about the numerous billion-dollar markets that have been formed over the last 20 years in heart monitoring, imaging, and interventional therapies.

At Hyperfine, we have a vision to be a leading company in the brain across the care continuum with our ecosystem. Additionally, Hyperfine’s technologies will allow us, over time, to expand beyond the brain which Dave will discuss.

Hyperfine is starting in MRI. The vision is to make MRI accessible to all physicians and patients globally. MRI is a tremendous innovation with many beneficial clinical applications for earlier and better diagnosis. But an MRI, as it exists today, is like the super computer in the 1970’s that took up an entire room and was only accessible by IT departments. for limited functions. Like Bill Gates’ vision to put a computer on every desktop – the democratization of computing made it accessible to a larger population and created tremendous new opportunities. That is what Hyperfine is doing with MRI 3.0.

Let’s talk a little bit more about what we mean by MRI 3.0, the next generation of MRI. We have begun commercializing the word’s first portable MRI machine with its FDA clearance in the second half of 2020. Hyperfine’s breakthrough is our patent protected, AI driven, image noise cancellation system which has allowed for near real-time, clinical grade imaging in a portable system. We have a rapidly expanding installed base of 46 units with procedures reimbursed under existing MRI imaging codes. With nearly 100 patent protected technical breakthroughs, we are enabling portability today for brain imaging applications, but the platform will expand to multiple future clinical applications with our version 2 device.

Hyperfine’s portable MRI – for the first time – enables there to be an MRI in every location that can benefit from one, including Emergency Rooms, ICUs, ORs [Operating Rooms], and other non-hospital settings.

Given this transformative shift in technology and capability across both MR imaging and brain sensing, we see a $70 billion market opportunity for the three elements of our ecosystem. This includes MRI imaging of $23 billion, with over 100,000 potential hospitals and outpatient locations globally, as well as contrast agents and accessories for procedures.

As Chris mentioned, brain sensing and monitoring will be a new and developing market when we launch. We see this as a $22 billion market opportunity in multiple locations: hospitals, outpatient centers, surgi-centers, ICUs, outpatient, and eventually the home.

Lastly, guided intervention, also under development, is a $28 billion opportunity that includes low-field portable MRI systems, robotics, therapeutic tools, and other accessories.

As Dave will present, we have a unique pricing and business model which is subscription based vs. capital equipment sales based, allowing us to expedite commercialization success and have a recurring annuity-like revenue base. I will now turn it over to Dave to discuss Hyperfine in more detail.

Dave Scott

Thanks Scott. First, a little bit about my background. I have a 25-year career in the medical device industry, specifically in image guided therapies. Prior to Hyperfine, I was at Apple, building and leading innovation teams in Apple’s Special Projects Group. Before that, Scott and I worked together at Verb Surgical to create the next generation of digital surgery and surgical robotics. I also spent several years at Intuitive Surgical and was fortunate enough to be part of the amazing growth of surgical robotics leading their Advanced Imaging Technologies Teams.

Let’s begin by understanding the challenges of typical MRI today. A typical MRI system is over $2 million and several hundreds of thousands of dollars of installation and ongoing support costs requiring highly complex site requirements and upgrades. In addition, complications with transporting patients result in scheduling delays, lost revenue, and increased length of stay, and require extensive personnel resources to operate, maintain, and support. From a patient perspective, there is significant risk of adverse events due to patient transport. And finally, it is difficult, if not impossible to image critical care patients that are connected to complicated life support equipment, preventing access to care for the patients that need it most.

Let’s look at workflow benefits first and how Hyperfine addresses some of these challenges. In a recent study, traditional MRI workflow was shown to take approximately 26 hours end to end. The Hyperfine system, in contrast, has demonstrated an end to end workflow of 90 minutes, a 94% reduction.

To be clear, we are not trying to replace existing MRI technology– but rather, to augment it. Hyperfine has the anticipated benefit of driving additional patients to the MRI suite. This is because complex ICU patients who require extended scheduling time can be imaged using Hyperfine at the patient bedside, freeing up more cycles at the traditional MRI suite and driving incremental revenue to the hospital.

Hyperfine has freed MRI from the basement and is now bringing MRI directly to the patient where it is needed most – in the emergency department, the intensive care unit, and the operating room, and also, because if its low cost, portability, and accessibility, it opens up the opportunity to bring MRI to the global health population.

Turning toward the clinical opportunities. Hyperfine is currently cleared for non-contrast brain MRI for all of the above applications. Because of its low cost and portability, Hyperfine provides diagnostic information for multiple point of care clinical scenarios – from acute mental status changes in the ICU to monitoring stroke recovery, outpatient imaging for MS, hydrocephalus evaluation in pediatrics, and most importantly, for management of acute stroke in the emergency department.

Now let’s look specifically at stroke – stroke is a huge world-wide health problem. Detecting ischemic stroke early can save lives. Hyperfine provides the tissue contrast to identify ischemic stroke and confirm diagnosis and a treatment. Diffusion weighted MRI is the diagnostic standard for acute stroke detection and provides much more direct assessment of brain tissue at risk of infarction. In stroke management, time is critical to saving the brain, and being able to image a patient at the bedside as soon as they arrive can mean complete recovery from symptoms versus life-long debilitation.

Let’s look at a specific stroke clinical case where Hyperfine was used in diagnosis. This is an example of a 62 year old male who presented with sudden left side weakness. A Hyperfine scan done in the ER at the bedside showed large vessel occlusive stroke in left side of the brain, expediting immediate thrombectomy where a clot was removed. By doing the scan at the bedside, it potentially saved hours before treatment.

Hyperfine is gaining clinical validation through multiple papers published and presented at conferences showing benefits of Hyperfine in various clinical scenarios. Here are some quotes from well renowned neurosurgeons. Dr. Fady Charbel, Chair of Neurosurgery at University of Illinois Chicago has called it game-changing; Dr. Shaheed Nimjee, Director of the Stroke Center at Ohio State University purchased a unit then purchased two additional units; and Dr. Michael Schulder, Director and Professor of neurosurgery at Northwell Health said that portable MRI should be used to image any ICU patient under any clinical setting.

Now let’s look at the economic picture for a hospital or care setting. As I mentioned, a traditional MRI machine is several million dollars with costly ongoing annual maintenance and operating expenses. We have eliminated the huge costly outlay associated MRI. We have structured Hyperfine as a software-as-a-service model. We are presenting to the customer a clear and transparent pricing model for software and cloud services that minimizes the negotiation process. At seven thousand, two hundred and dollars per month over 36 months, this represents a total 3-year value a little above $261k with a recurring revenue stream and significant gross margin.

Hyperfine is reimbursed for outpatient hospital imaging by Medicare. Inpatient reimbursement is split with technical fees included in the DRG payment and professional fees billed by the radiology department. In addition, there are significant cost savings and somewhat surprisingly, Hyperfine drove additional revenue to the MRI suite due to the fact that using our system freed up valuable timeslots for outpatient MRIs.

Now let’s turn to our R&D pipeline. Our next generation V2 platform, currently in development, is intended to expand upon stroke and hydrocephalus from our V1 platform and introduce C-Spine imaging – to expand into the trauma market, extremity imaging – to expand into urgent care and outpatient settings, and intra and post-op imaging – which will allow us to expand into the OR segment.

Let’s now discuss another technology in our pipeline: the Liminal brain sensing system. As Scott mentioned earlier, today heart monitors are everywhere and they are an easy, accurate, and universal tool to assess a person’s health. However, there is no equivalent for the brain. The current solution to correctly measure intracranial pressure is to drill a hole in the skull and insert a bolt and a pressure sensor. This is just not practical outside of specialized hospitals, severely limiting access to this critical information.

At Hyperfine, we intend to change that and make brain monitoring as ubiquitous as heart monitoring. We are developing a way to monitor the brain, enabling access to key brain vital signs such as cerebral blood flow and intracranial pressure more easily than ever before. In addition, this technology will be synergistic with our hyperfine MRI platform as we connect the care continuum from sensing to imaging and ultimately to intervention.

Our breakthrough technology uses a phased array ultrasound for steering the beam to focus on specific parts of the brain to non-invasively measure brain vitals. The device gathers continuous data and is intended to be easy to use and able to be applied without specialized training. This technology will provide the clinician with valuable feedback and insight into brain conditions and altered mental state assessment. With our system, we intend to make brain monitoring as easy as taking a pulse.

There are significant clinical opportunities for brain sensing to help patients across the care continuum. Stroke, traumatic brain injury, and brain bleed are immediate applications in traditional spaces, such as intensive care units within the hospital where clinicians are familiar with measurements of intracranial pressure and cerebral blood flow. The operating room has several important applications and there is a huge opportunity to expand access to brain vitals into the emergency department, outpatient procedures, and ultimately even monitoring patients in their own home.

We’ve discussed sensing and imaging. Now, let’s discuss the third element of our ecosystem: guided Intervention. With the portability and low field strength of the Hyperfine MRI platform, we can expand into guided intervention procedures and ultimately robotic-guided procedures using traditional robotic technologies, rather than complex and esoteric designs that are trying to work around the limitations of a high field magnet.

Our roadmap addresses the full continuum of care from sensing to imaging to intervention, delivering accessible care across a multitude of care setting. The mission is affordability and access, so we are actively employing the same model to deliver portable imaging to sensing and robotics.

Starting with our V2 platform, we will expand into brain sensing. Our low field MRI could allow us to use conventional technologies for guided intervention, tools and instruments, and eventually for robotic-guided intervention to enable more precise biopsies and ablation procedures for improved patient outcomes.

Turning to the financials. This year – 2021 – is our first year of commercialization. We are projecting a year over year compound annualized growth rate of over 100% to reach over $300 million in revenues by 2025. This is driven by our subscription-based model which builds as our installed base grows and delivers significant gross margin of over 70% as we expand our installed base. By 2025, we will have penetrated only 3% of this huge opportunity.

This potential growth will further be enhanced by the introduction of our product pipeline. As we introduce consumables, sensing, and robotic guided intervention, we intend to expand our ecosystem to further expand our market and our installed base.

We plan to put the capital to work across the three ecosystem elements, with the majority going toward the imaging platform to expand our commercialization as well as our V2 pipeline with machine learning applications. We expect the remainder of capital to be used to develop the brain vital sign sensing platform along with guided intervention and consumables.

I simply couldn’t be more excited about the opportunity in front of Hyperfine. When I was at Intuitive Surgical, surgeons would often ask, “Why do I need a robot?” With Hyperfine, I don’t hear clinicians asking, “Why do I need portable MRI?” The clinical value proposition is obvious. This is a huge market that is poised for disruption.

Portable MRI’s time has come, and we believe Hyperfine is the company to deliver on that vision. The simplicity of our design enables a low cost of goods which allows access to customers at a great price point built upon a robust, recurring software-as-a-service revenue model that leverages the advancements in machine learning and cloud services.

And finally, we are just scratching the surface. With the tremendous pipeline of innovations, from sensing to consumables to robotic guided intervention, we believe we are poised to transform the healthcare continuum from portable imaging to robotic surgery.

Thank you for joining us.